        Exhibit 21.1
PHINIA INC.
Subsidiaries

Name of Subsidiary	Jurisdiction of Organization
PHINIA Australia Pty Ltd	Australia
PHINIA Delphi Brasil Ltda.	Brazil
PHINIA Do Brasil Produtos Automotivos Ltda.	Brazil
PHINIA Canada Inc.	Canada
PHINIA Investment (Shanghai) Co., Ltd.	China
PHINIA Automotive Trading (Shanghai) Co. Ltd.	China
PHINIA Delphi Automotive Systems (Shanghai) Co. Ltd.	China
PHINIA Delphi Automotive Systems (Yantai) Co. Ltd.	China
PHINIA Delphi Gasoline Systems (Yantai) Co. Ltd.	China
PHINIA Delphi France SAS	France
PHINIA Delphi Deutschland GmbH Delphi Powertrain Systems	Germany Hungary
PHINIA Delphi India Private Limited	India
PHINIA Delphi Italia S.R.L.	Italy
PHINIA Delphi Japan Ltd Co	Japan
PHINIA Holdings Jersey Limited	Jersey
PHINIA Korea LLC	Korea
PHINIA Holdfi Holdings Luxembourg SARL	Luxembourg
PHINIA European Holdings Luxembourg SARL	Luxembourg
PHINIA Investments Luxembourg SARL	Luxembourg
PHINIA Delphi Luxembourg SARL	Luxembourg
PHINIA Holdings Luxembourg SARL	Luxembourg
PHINIA Technologies Luxembourg SARL	Luxembourg
PHINIA Delphi Netherlands SARL	Luxembourg
PHINIA Holdings Mexico SARL	Luxembourg
Delphi Technologies Holdings Malta Ltd.	Malta
PHINIA Holdings Mexico S. de R.L. de C.V.	Mexico
PHINIA Comercializadora Mexico S de R.L. de C.V.	Mexico
PHINIA Componentes Mexico S de R.L. de C.V.	Mexico
PHINIA Technologies Holdings Mexico S. de R.L de C.V.	Mexico
PHINIA Netherlands B.V.	Netherlands
PHINIA Delphi Poland Sp. Z.o.o.	Poland
D2 Industrial Development and Production S.R.L.	Romania
PHINIA Delphi Romania S.R.L.	Romania
PHINIA Services Romania S.R.L.	Romania
Joint Stock Company Delphi Samara	Russia
PHINIA Delphi Holdings Singapore Pte Ltd.	Singapore
PHINIA Holdings Singapore Pte Ltd.	Singapore
PHINIA Delphi Spain SLU	Spain
PHINIA Delphi Otomotiv Sistemleri Sanayi ve Ticaret Anonim Şirketi	Turkey
PHINIA Delphi Otomotiv Sistemleri Sanayi ve Ticaret A. Ş. Ege Serbest Bölge Şubesi	Turkey

PHINIA Holding and Financing UK Limited	United Kingdom
PHINIA Management UK Limited	United Kingdom
Delphi Lockheed Automotive Ltd.	United Kingdom
PHINIA Delphi Pension Trustees Ltd.	United Kingdom
BorgWarner APAC Financial Services Ltd.	United Kingdom
BorgWarner UK Financial Operations Ltd.	United Kingdom
BorgWarner UK Financial Services Ltd.	United Kingdom
Hartridge Ltd.	United Kingdom
PHINIA Delphi UK Ltd.	United Kingdom
PHINIA Holdings UK Ltd.	United Kingdom
PHINIA Kingway Financing LLC	United States - Delaware
PHINIA Delphi USA LLC	United States - Delaware
PHINIA International Holdings LLC	United States - Delaware
PHINIA International Services LLC	United States - Delaware
PHINIA Jersey Holdings LLC	United States - Delaware
PHINIA Services USA LLC	United States - Delaware
PHINIA Technologies Inc.	United States - Delaware
PHINIA USA LLC	United States - Delaware
PHINIA Holdings USA LLC	United States - Delaware
Delphi TVS - Technologies Ltd.*	India

* Unconsolidated joint venture in which the registrant exercises significant influence but has a less than a 100% ownership interest.
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